Exhibit 99.3

NEOHYDRO TECHNOLOGIES CORP. COMPLETES $100,000 PRIVATE PLACEMENT

CALGARY, ALBERTA – October 1, 2009 – Neohydro Technologies Corp. (OTC BB: NHYT), is pleased to announce it has completed a non-brokered private placement of 500,000 units at a price of US$0.20 per unit for total proceeds of US$100,000.

Each unit consisted of one share of common stock, one Series A Warrant, and one Series B Warrant. Each Series A Warrant is convertible into one share of common stock upon payment of $0.10 each and each Series B Warrant is convertible into one share of common stock upon payment of $0.08 each. Both the Series A and B Warrants are non-transferable. The Series A Warrants are exercisable for a period of 36 months from October 1, 2009.   The Series B Warrants are exercisable for a period of 48 months from October 1, 2009.

The funds raised from this placement shall be used for expenditures, which will constitute the Canadian expansion of the Green Interactive Hybrid System™, marketing opportunities in Alberta and BC, and for general working capital

The units were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that the transaction took place outside the United States of America and the purchaser was a non-US person as defined in Regulation S. The securities that comprise the units are “restricted securities” as that term is defined in Rule 144 of the Securities Act of 1933.

About Neohydro Technologies Corp

Neohydro Technologies Corp. (www.neohydrotechnology.com) is traded under the symbol NHYT on the OTCBB exchange and is based in Calgary, Alberta, Canada. Neohydro is a Technology Company focused on “Green” technologies in the automotive, transportation, and power generation, focused initially on the light and heavy-duty trucking industry. Neohydro has licensed a unique patented turbo hybrid system. This revolutionary Green Interactive Hybrid System™ is proven to assist an engine to operate more efficiently, with less effort, less fuel consumption, and enhanced horsepower. Thus increasing engine life as well as adding obvious economic benefits, and enhanced horsepower to many significantly underpowered vehicles, such as limousines and fleet vehicles where incremental cost for larger engines may not be an economically viable option. Advanced tuning methods also significantly decrease harmful emissions. In the case of most technological enhancements with vehicles, there are significant concerns about negating existing factory warranty protection. At present the Company’s technology is only engineered for one automobile manufacture where it does not void the manufacturer’s warranty. However, plans are underway to engineer the technology to include other manufacturers as well.

Further information on the Company can be found at www.sec.gov and the company’s website at www.neohydrotechnology.com

Safe Harbor Statement

Statements in this press release regarding NeoHydro’s products, services, capabilities, performance, opportunities, development and business outlook that are forward-looking involve and are subject to known and unknown risks, uncertainties and other factors, some of which are beyond NeoHydro's control and difficult to predict, and could cause actual results to differ materially from those anticipated, expressed or forecasted in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing NeoHydro's products and services, ability to deploy NeoHydro's products, lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the emissions reduction industry and the global economy, compliance with federal and state regulatory requirements, timing, availability and success of new technology and product introductions and the other factors discussed in NeoHydro’s filings with the Securities and Exchange Commission.

Contact:

Michael Kulcheski
877-241-0265
investor@neohydrotechnology.com